                                                                    EXHIBIT 4.23



                              CONSENT, WAIVER AND
                                 AMENDMENT NO.1
                                       TO
                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT,
                CONSENT AND WAIVER WITH RESPECT TO NOTE PURCHASE
           AGREEMENT, AND CONSENT AND WAIVER OF INTERCREDITOR LENDERS


                 THIS CONSENT, WAIVER AND AMENDMENT NO.1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, CONSENT AND WAIVER WITH RESPECT TO NOTE PURCHASE AGREEMENT, AND CONSENT AND WAIVER OF INTERCREDITOR LENDERS (this "Agreement"), is made as of this 20th day of January, 1995, among LDI CORPORATION, a Delaware corporation ("Borrower"), the various financial institutions listed on the signature pages hereof (collectively, the "Intercreditor Lenders"), and BANK OF AMERICA ILLINOIS (successor in interest to Continental Bank N.A.), as collateral agent (the "Collateral Agent"),

                                  WITNESSETH:

                 WHEREAS, Borrower has entered into that certain Second Amended and Restated Credit Agreement, dated as of July 29, 1994 (the "Bank Credit Agreement"), with the various financial institutions listed on the signature pages thereto (the "Credit Agreement Banks"), pursuant to which the Credit Agreement Banks have made certain financial accommodations available to Borrower;

                 WHEREAS, Borrower has entered into that certain (a) Note Purchase Agreement, dated as of August 31, 1988 (as amended, the "1994 Note Purchase Agreement"), with Northwestern National Life Insurance Company ("Northwestern"), The North Atlantic Life Insurance Company of America ("North Atlantic"), Confederation Life Insurance Company ("Confederation"), The Minnesota Mutual Life Insurance Company ("Minnesota Life"), Farm Bureau Life Insurance Company of Michigan ("Farm Bureau"), FB Annuity Company ("FB Annuity") and Farm Bureau Mutual Insurance Company of Michigan ("Farm Bureau Mutual") (North Atlantic, Minnesota Life, Farm Bureau, FB Annuity and Farm Bureau Mutual being collectively referred to as the "Paid-Off Lenders"), and
(b) Note Purchase Agreement, dated as of August 1, 1989 (as amended, the "1995 Note Purchase Agreement"), with Northwestern, Northern Life Insurance Company, Confederation and Beneficial Standard Life Insurance Company (such financial institutions being collectively referred to as the "1995 Noteholders"), pursuant to each of which the foregoing financial institutions have made certain financial accommodations available to Borrower;

                 WHEREAS, Borrower has executed and delivered that certain Promissory Note, dated as of July 1, 1993, in favor of

National Westminster Bank USA, in the original principal amount of $20,000,000 (as amended, the "Natwest Note");

                 WHEREAS, Borrower has executed and delivered that certain Amended and Restated Security Agreement, dated as of July 29, 1994 (the "Security Agreement"), in favor of the Collateral Agent, pursuant to which Borrower (a) ratified and confirmed the grant of the security interest to the Existing Lenders (as defined in the Security Agreement) under the Existing Security Agreement (as defined in the Security Agreement) and (b) granted a continuing security interest to the Collateral Agent, for the benefit of the Collateral Agent and each of the Co-Agents (as defined in the Security Agreement) and for the ratable benefit of the Intercreditor Lenders, in and to the Collateral (as defined in the Security Agreement), all as security for Borrower's obligations under the Bank Credit Agreement, the 1994 Note Purchase Agreement, the 1995 Note Purchase Agreement and the Natwest Note;

                 WHEREAS, in connection with the Bank Credit Agreement, the 1994 Note Purchase Agreement, the 1995 Note Purchase Agreement, the Natwest Note and the Security Agreement, Borrower, the Intercreditor Lenders, the Paid-Off Lenders and the Collateral Agent entered into that certain Intercreditor Agreement, dated as of July 29, 1994 (the "Intercreditor Agreement");

                 WHEREAS, all of Borrower's obligations with respect to the 1994 Note Purchase Agreement have been paid and performed in full;

                 WHEREAS, Borrower has informed the Intercreditor Lenders and the Collateral Agent that Picker Financial Group ("PFG"), an Ohio general partnership established pursuant to that certain Joint Venture Partnership Agreement, dated February 27, 1992 (the "Joint Venture Agreement"), between Picker Financial Corporation and LDI Finance Company, has entered into certain financial arrangements with Heller Financial, Inc., a Delaware corporation ("Heller"), pursuant to the terms of (a) a Loan and Security Agreement, dated December 22, 1994 (the "Heller Loan Agreement"), a copy of which is attached hereto as Exhibit A, and (b) a Contract Warehousing Agreement, dated December 22, 1994 (the "Warehousing Agreement"), a copy of which is attached hereto as Exhibit B (such financial arrangements provided to PFG by Heller under the Heller Loan Agreement and the Warehousing Agreement being referred to herein as the "Heller/PFG Financing");

                 WHEREAS, the Joint Venture Agreement has been amended by that certain Amendment, dated July 31, 1992, to provide, inter alia, that Borrower, rather than LDI Finance

Company, is the joint venture partner under the Joint Venture Agreement;

                 WHEREAS, Borrower also has informed the Intercreditor Lenders, the Co-Agents and the Collateral Agent that in connection with the Heller/PFG Financing, Borrower and Picker International Corporation ("Picker International") guaranteed PFG's obligations under the Heller/PFG Financing, pursuant to the terms of (a) a Guaranty, dated December 22, 1994, as amended by that certain letter agreement, dated January 17, 1995, among Borrower, Picker International and Heller (collectively, the "Heller Loan Agreement Guaranty"), a copy of each of which is attached hereto as Exhibit C, and (b) a Guaranty, dated December 22, 1994, as amended by that certain letter agreement, dated January 17, 1995, among Borrower, Picker International and Heller (collectively, the "Warehousing Agreement Guaranty"), a copy of each of which is attached hereto as Exhibit D;

                 WHEREAS, part of the proceeds of the Heller/PFG Financing have been used to pay all amounts owing by PFG to Borrower under the Picker Note (as defined in the Security Agreement), and in connection with such payment, Borrower released its liens on and security interests in the assets of PFG;

                 WHEREAS, Borrower has requested that the Credit Agreement Banks (a) consent to the incurrence by PFG of indebtedness pursuant to the Heller Loan Agreement and the Warehousing Agreement and waive all defaults which have arisen under the Bank Credit Agreement as a result of the incurrence of such indebtedness, (b) consent to the incurrence of indebtedness by Borrower pursuant to the terms of the Heller Loan Agreement Guaranty and the Warehousing Agreement Guaranty and waive all defaults which have arisen under the Bank Credit Agreement as a result of the incurrence of such indebtedness and (c) amend the Bank Credit Agreement to increase the Applicable Residual Percentage (as defined in the Bank Credit Agreement) from sixty-five percent (65%) to seventy percent (70%) for the period commencing on November 30, 1994 and ending on the earlier of (i) January 30, 1995 and (ii) the actual date on which Borrower shall have delivered the Borrowing Base Certificate (as defined in the Bank Credit Agreement) which is otherwise due on January 30, 1995;

                 WHEREAS, Borrower also has requested that the 1995 Noteholders
(a) consent to the incurrence by PFG of indebtedness pursuant to the Heller Loan Agreement and the Warehousing Agreement and waive all defaults which have arisen under the 1995 Note Purchase Agreement as a result of the incurrence of such indebtedness and (b) consent to the incurrence of indebtedness by Borrower pursuant to the terms of the Heller Loan Agreement Guaranty and the Warehousing Agreement Guaranty and waive all defaults which have arisen under the 1995 Note Purchase Agreement as a result of the incurrence of such indebtedness;

                 WHEREAS, Borrower also has requested that the Intercreditor Lenders (a) direct the Collateral Agent to release the Picker Note (as defined in the Security Agreement) to Borrower for delivery to PFG, and (b) consent to the release by Borrower of its liens on and security interests in the assets of PFG and waive all defaults which have arisen under the Security Agreement as a result of the release of such liens and security interests; and

                 WHEREAS, the Credit Agreement Banks, the 1995 Noteholders and the Intercreditor Lenders are willing give such consents and waivers upon the terms and conditions hereof;

                 NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                 SECTION 1. CONSENTS AND WAIVERS OF THE CREDIT
                   AGREEMENT BANKS AND THE 1995 NOTEHOLDERS.

                 1.1 Consents and Waivers of the Credit Agreement Banks. Subject to the terms and the conditions set forth in this Agreement, the Credit Agreement Banks hereby (a) consent to the incurrence by PFG of Indebtedness (as defined in the Bank Credit Agreement) pursuant to the terms of the Heller Loan Agreement and the Warehousing Agreement, (b) consent to the incurrence by Borrower of Indebtedness (as defined in the Bank Credit Agreement) pursuant to the terms of the Heller Loan Agreement Guaranty and the Warehousing Agreement Guaranty, and (c) waive any Default or Event of Default (as such terms are defined in the Bank Credit Agreement) which has occurred under the Bank Credit Agreement as a result of the incurrence of such Indebtedness by PFG and Borrower.

                 1.2 Consents and Waiver of the 1995 Noteholders. Subject to the terms and the conditions set forth in this Agreement, the 1995 Noteholders hereby (a) consent to the incurrence by PFG of Indebtedness (as defined in the Bank Credit Agreement) pursuant to the terms of the Heller Loan Agreement and the Warehousing Agreement, (b) consent to the incurrence by Borrower of Indebtedness (as defined in the Bank Credit Agreement) pursuant to the terms of the Heller Loan Agreement Guaranty and the Warehousing Agreement Guaranty, and
(c) waive any Event of Default (as such term is defined in the

1995 Note Purchase Agreement) or event which with the passing of time or giving of notice, or both, would constitute an Event of Default, which has occurred under the 1995 Note Purchase Agreement as a result of the incurrence of such Indebtedness by PFG and Borrower.

              SECTION 2.  AMENDMENTS TO THE BANK CREDIT AGREEMENT.

                 2.1 Amendment to Section 1.1. The Credit Agreement Banks and Borrower hereby agree that Section 1.1 of the Bank Credit Agreement shall be amended by deleting the definition of "Applicable Residual Percentage" in its entirety and substituting the following new definition of "Applicable Residual Percentage" in lieu thereof:

                          "Applicable Residual Percentage" means (a) eighty
                 percent (80%) for the period commencing on the Effective Date and ending on July 30, 1994, (b) seventy-five percent (75%) for the period commencing on July 31, 1994 and ending on October 30, 1994, (c) sixty-five percent (65%) for the period commencing on October 31, 1994, and ending on November 29, 1994, (d) seventy percent (70%) for the period commencing on November 30, 1994 and ending on the earlier of (i) January 30, 1995 and (ii) the actual date on which Borrower shall have delivered to each Bank the Borrowing Base Certificate which is otherwise due on January 30, 1995, and (e) sixty-five percent (65%) upon the earlier to occur of (i) and (ii) set forth in clause (d) above, at which time such Applicable Residual Percentage shall be deemed to be effective as of December 31, 1994, and at all times after such date.

                 2.2 Amendment to Section 7.1.1. The Credit Agreement Banks and the Borrower hereby agree that Section 7.1.1 of the Bank Credit Agreement shall be amended by deleting Section 7.1.1(o) in its entirety and substituting the following new Section 7.1.1(o) in lieu thereof:

                          (o) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Co-Agent or any Bank through any of the Co-Agents may from time to time request;

                 2.3 Amendment to Section 7.1.1. The Credit Agreement Banks and Borrower hereby agree that Section 7.1.1 of the Bank Credit Agreement shall be amended by adding the following new Section 7.1.1(p):

                          (p) on Wednesday of each week ("Sources and Uses Delivery Date"), a working capital reconciliation report, in form and substance satisfactory to the Banks, showing in reasonable detail all changes in the amount of Borrower's cash, cash expenditures by control account, a treasury department working capital report and Loans made to Borrower during the seven (7) day period commencing on the Monday occurring nine (9) days prior to such Sources and Uses Delivery Date and ending on the Sunday occurring three (3) days prior to such Sources and Uses Delivery Date, and also showing a ninety (90) day revolving cash report, certified by the Chairman, President, Treasurer, any Assistant Treasurer or Chief Financial Officer of Borrower to have been prepared in good faith;

         2.4 Amendment to Section 7.1.1. The Credit Agreement Banks and the Borrower hereby agree that Section 7.1.1 of the Bank Credit Agreement shall be amended by adding the following new Section 7.1.1(q):

                          (q) on or before January 20, 1995, a financial plan of Borrower and its Subsidiaries for their fiscal year ending January 31, 1996, in form and substance satisfactory to the Banks.

         2.5 Amendment to Section 8.13. The Credit Agreement Banks and Borrower hereby agree that Section 8.1.3 of the Bank Credit Agreement shall be amended by deleting Section 8.1.3 in its entirety and substituting the following new Section 8.1.3 in lieu thereof:

                          SECTION 8.1.3 Non-Performance of Certain Covenants and Obligations. The Borrower or any of its Subsidiaries shall default in the due performance and observance of any of its obligations under Section 7.1.1(a), Section 7.1.1(b),
                 Section 7.1.1(c), Section 7.1.1(d), Section 7.1.1(e), Section 7.1.1(f), Section 7.1.1(g), Section 7.1.1(h),

                 Section 7.1.1(i), Section 7.1.1(j), Section 7.1.1(k), Section 7.1.1(l), Section 7.1.1(m), Section 7.1.1(n), Section 7.1.1(p), Section 7.1.1(q), Section 7.1.5, Section 7.2.1,
                 Section 7.2.2, Section 7.2.3, Section 7.2.4(a), Section 7.2.4
                 (c), Section 7.2.4(d), Section 7.2.4(e), Section 7.2.4(f),
                 Section 7.2.5, Section 7.2.6, Section 7.2.7, Section 7.2.8,
                 Section 7.2.9, Section 7.2.10, Section 7.2.11 or Section 7.2.12, or an event of default shall occur under either of the Security Agreements.

                 2.6 Amendment to Article VIII. The Credit Agreement Banks and Borrower hereby agree that Article VIII to the Bank Credit Agreement shall be amended by adding the following new Section 8.1.11:

                          SECTION 8.1.11 Default Under Picker Joint Venture Financing. An event of default (howsoever described or defined) shall occur under (a) the Loan and Security Agreement, dated as of December 22, 1994, as the same may be amended, supplemented or otherwise modified from time to time ("Heller Loan Agreement"), between the Picker Joint Venture and Heller Financial, Inc. ("Heller"), (b) the Contract Warehousing Agreement, dated as of December 22, 1994, as the same may be amended, supplemented or otherwise modified from time to time ("Warehousing Agreement"), between the Picker Joint Venture and Heller, or (c) any agreement, instrument or other document executed or to be executed in connection with the Heller Loan Agreement and/or the Warehousing Agreement, as such agreements, instruments or other documents may be amended, supplemented or otherwise modified from time to time.

              SECTION 3.  CONSENT AND WAIVER OF THE INTERCREDITOR
                     LENDERS; REPRESENTATIONS OF BORROWER.

                 3.1 Consents and Waiver of the Intercreditor Lenders. Subject to the terms and the conditions set forth in this Agreement, the Intercreditor Lenders hereby (a) consent to the terms and provisions of Section 1 and Section 2 of this Agreement, (b) consent to the release by Borrower of its liens on and security interests in the assets of PFG and waive any Default or Event of Default (as such terms are defined in the Security Agreement) which has occurred under the Security Agreement as a result of such release by Borrower of its liens on and security interest in the assets of PFG, and (c) consent to the release of the Picker Note (as defined in the Security Agreement) by the Collateral Agent to Borrower for delivery to PFG. Subject to the terms and the conditions set forth in this Agreement, the Intercreditor Lenders hereby authorize and direct the Collateral Agent to deliver the Picker Note (as defined in the Security Agreement) to Borrower for delivery to PFG.

                 3.2 Representations of Borrower. Borrower hereby represents and warrants to the Intercreditor Lenders that Borrower has paid and performed all of its obligations with respect to the 1994 Note Purchase Agreement. Borrower further represents and warrants to the Intercreditor Lenders that the Paid-Off Lenders (a) have no further rights or obligations under the Intercreditor Agreement, the Security Agreement, or the Amended and Restated Security Agreement, dated as of July 29, 1994 (the "Subsidiary Security Agreement"), executed by LDI of Ohio, Inc. in favor of the Collateral Agent, and (b) no longer are Subject Lenders (as such term is defined in the Intercreditor Agreement) or parties to the Intercreditor Agreement, or Intercreditor Lenders (as such term is defined in the Security Agreement and the Subsidiary Security Agreement).

                       SECTION 4. CONDITIONS PRECEDENT TO
                                 EFFECTIVENESS.

                 In addition to all of the other conditions and agreements set forth herein, the effectiveness of the consents, waivers, authorization and direction set forth in this Agreement, and the amendment set forth in Section
2.1 of this Agreement, is subject to the following conditions precedent:

                 4.1 Acknowledgment of LDI of Ohio, Inc.. The Intercreditor Lenders shall have received an original of the attached Acknowledgment of LDI of Ohio, Inc. ("Guarantor"), executed and delivered by a duly authorized officer of Guarantor.

                 4.2 PFG Financing Documents. Borrower shall have delivered to the Intercreditor Lenders fully executed copies of the Heller Loan Agreement, the Warehousing Agreement, the Heller Loan Agreement Guaranty, the Warehousing Agreement Guaranty and each of the other agreements, instruments and documents executed in connection therewith, each of which shall be in form and substance satisfactory to the Intercreditor Lenders.

                 4.3 Heller Agreement. The Intercreditor Lenders shall have received a written agreement executed by Heller in favor of the Co-Agents (as defined in the Bank Credit Agreement) whereby Heller agrees that (a) upon Heller's becoming aware of the occurrence of an event of default under the Heller Loan Agreement and/or the Warehousing Agreement, Heller shall notify the Co- Agents in writing of the existence of such event of default, and (b) not less than ten (10) days prior to any demand by Heller for payment by Borrower under the Heller Loan Agreement Guaranty and/or the Warehousing Agreement Guaranty, Heller shall notify the Co- Agents in writing of Heller's intent to make such demand.

                           SECTION 5.  MISCELLANEOUS.

                 5.1 Consultant. Borrower hereby agrees that it shall pay the fees and expenses (including, but not limited to, any retainer which may be required) of an independent consultant to be hired by the Intercreditor Lenders, which consultant shall assist the Intercreditor Lenders in the review of the financial plan referred to in Section 2.4 of this Agreement and other matters and issues with respect thereto. Borrower agrees to cooperate with such independent consultant in its review. Failure to pay such fees and expenses or cooperate with such independent consultant shall constitute an Event of Default under the Bank Credit Agreement.

                 5.2 Other Terms With Respect to the Waivers and Consents. The effectiveness of the provisions of Section 1, Section 2.1 and Section 3.1 hereof shall also be subject to the condition that, in all other respects, Borrower, as of the date hereof, shall not have violated any warranties, covenants, agreements or provisions or otherwise suffered to occur any Default or Event of Default (as such terms are defined in the Bank Credit Agreement) under the Bank Credit

Agreement, or violated any warranties, covenants, agreements or provisions, or otherwise suffered to occur any Event of Default (as defined in the 1995 Note Purchase Agreement) under the 1995 Note Purchase Agreement, or violated any warranties, covenants, agreements or provisions, or otherwise suffered to occur any Default or Event of Default (as such terms are defined in the Security Agreement) under the Security Agreement. The waivers given as set forth in
Section 1 and Section 3.1(b) hereof shall not extend to prejudice any rights and remedies which the Credit Agreement Banks, the 1995 Noteholders or the Intercreditor Lenders may have in respect of any other violations of any of the terms and provisions of the Bank Credit Agreement, the 1995 Note Purchase Agreement or the Intercreditor Agreement, as the case may be.

                 5.3 Bank Credit Agreement, the Security Agreement and 1995 Note Purchase Agreement. The execution of this Agreement by Borrower shall serve as an acknowledgment that (a) the waivers and consents set forth herein shall not affect the continued legality, validity and binding effect of the Bank Credit Agreement, as amended as set forth herein, the Security Agreement and the 1995 Note Purchase Agreement, as amended as set forth herein, and (b) the Bank Credit Agreement, as amended as set forth herein, the Security Agreement and the 1995 Note Purchase Agreement, as amended as set forth herein, remain in full force and effect and remain the valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms. Borrower hereby ratifies and confirms the Bank Credit Agreement, as amended as set forth herein, the Security Agreement and the 1995 Note Purchase Agreement, as amended as set forth herein.

                 5.4 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Ohio, without regard to principles of conflict of law.

                 5.5 Severability. In the event any provision of this Agreement should be invalid, the validity of the other provisions hereof shall not be affected thereby.

                 5.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement.

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.


LDI CORPORATION, Borrower                              BANK OF AMERICA ILLINOIS (successor in
                                                       interest to Continental Bank, N.A.), as
                                                       Collateral Agent

By:
    ------------------------------------------         By:
                                                           ------------------------------------------
Title:                                                 Title:
       ---------------------------------------                ---------------------------------------

BANK OF AMERICA ILLINOIS
                                                       NATIONAL CITY BANK, Intercreditor Lender and
(successor in interest to                              Credit Agreement Bank
Continental Bank N.A.),
Intercreditor Lender and Credit Agreement Bank

                                                       By:
By:                                                        ------------------------------------------
    ------------------------------------------         Title:
Title:                                                        ---------------------------------------
       ---------------------------------------

SOCIETY NATIONAL BANK,
Intercreditor Lender                                   NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY,
and Credit Agreement Bank                              Intercreditor Lender and 1995 Noteholder

                                                       By:
By:                                                        ------------------------------------------
    ------------------------------------------         Title:
Title:                                                        ---------------------------------------
       ---------------------------------------

CONFEDERATION LIFE INSURANCE COMPANY,                  BENEFICIAL STANDARD LIFE INSURANCE COMPANY,
Intercreditor Lender and 1995 Noteholder
                                                       Intercreditor Lender and 1995 Noteholder

By:                                                    By:
    ------------------------------------------             ------------------------------------------
Title:                                                 Title:
       ---------------------------------------                ---------------------------------------

COMERICA BANK, Intercreditor Lender and Credit
                                                       FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
Agreement Bank                                         Intercreditor Lender and Credit Agreement Bank

                                                       By:
By:                                                        ------------------------------------------
    ------------------------------------------         Title:
Title:                                                        ---------------------------------------
       ---------------------------------------

THE DAIWA BANK, LIMITED,
                                                       THE FIFTH THIRD BANK, Intercreditor Lender and
Acting through its Chicago                             Credit Agreement Bank
Branch, Intercreditor Lender and Credit
Agreement Bank                                         By:
                                                           ------------------------------------------
                                                       Title:
By:    --------------------------------------                 ---------------------------------------
Title:                                                 And
       --------------------------------------          by:
                                                           ------------------------------------------
                                                       Title:
                                                              ---------------------------------------
STAR BANK, NATIONAL ASSOCIATION, Intercreditor
                                                       FIRST NATIONAL BANK OF OHIO, Intercreditor
Lender and Credit Agreement Bank                       Lender and Credit Agreement Bank


By:
    -----------------------------------------
Title:                                                 By:
       --------------------------------------              ------------------------------------------
                                                       Title:
                                                              ---------------------------------------

MICHIGAN NATIONAL BANK, Intercreditor Lender           THE BANK OF TOKYO TRUST COMPANY, Intercreditor
and Credit Agreement Bank                              Lender and Credit Agreement Bank

                                                       By:
                                                           ------------------------------------------
By:                                                    Title:
    -----------------------------------------                 ---------------------------------------
Title:
       --------------------------------------

FIRST BANK NATIONAL ASSOCIATION, Intercreditor
                                                       NATIONAL WESTMINSTER BANK, USA, Intercreditor
Lender and Credit Agreement Bank                       Lender


By:                                                    By:
    -----------------------------------------              ------------------------------------------
Title:                                                 Title:
       --------------------------------------                 ---------------------------------------



NORTHERN LIFE INSURANCE COMPANY, Intercreditor
Lender and 1995 Noteholder

By:
    -----------------------------------------
Title:
       --------------------------------------

                      ACKNOWLEDGMENT OF LDI OF OHIO, INC.


                 The undersigned, LDI of Ohio, Inc., hereby acknowledges and consents to the terms and provisions set forth in the foregoing Consent, Waiver and Amendment No.1 to Second Amended and Restated Credit Agreement, Consent and Waiver With Respect To Note Purchase Agreement, and Consent and Waiver of Intercreditor Lenders ("Agreement"). The undersigned represents and warrants to the Intercreditor Lenders (as defined in the foregoing Agreement) that (a) the Guaranty of Payment of Debt, executed and delivered by the undersigned, dated July 29, 1994, and (b) the Amended and Restated Security Agreement, dated as of July 29, 1994 remain the valid and binding obligations of the undersigned, enforceable against it in accordance with their respective terms.


                                       LDI OF OHIO, INC.



                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------


Dated:  January 20, 1995